                                  EXHIBIT 11.1



                                    PDT, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                                   (Unaudited)

                                                                MARCH 31,
                                                         1997              1996
                                                     --------------   -------------
PRIMARY
Net loss ..........................................  $  (5,437,000)   $ (6,771,000)
                                                     ==============   =============
Weighted average common shares outstanding ........     12,371,238      10,424,420
                                                     ==============   =============
Net loss per share ................................  $       (0.44)   $      (0.65)
                                                     ==============   =============



FULLY DILUTED
Net loss ..........................................  $  (5,437,000)   $ (6,771,000)
                                                     ==============   =============
Weighted average common shares outstanding ........     12,371,238      10,424,420
                                                     ==============   =============
Net loss per share ................................  $       (0.44)   $      (0.65)
                                                     ==============   =============
